UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

Oiltanking Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 2400

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 457-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, the board of directors of OTLP GP, LLC (the “General Partner”), the general partner of Oiltanking Partners, L.P. (the “Partnership”), announced changes in the management team of the General Partner. Laurie H. Argo has been appointed as President and Chief Executive Officer of the General Partner and Donna Y. Hymel has been appointed as Chief Financial Officer of the General Partner.

In connection with these management changes, effective October 6, 2014, Kenneth F. Owen has resigned as President and Chief Executive Officer, Jonathan Z. Ackerman has resigned as Vice President and Chief Financial Officer, and Brian C. Brantley has resigned as Vice President, General Counsel and Secretary, respectively, of the General Partner.

Ms. Argo, age 42, has served as Vice President, NGL Fractionation, Storage and Unregulated Pipelines for Enterprise Products Partners L.P. since January 2014, managing a group of assets which generate over a billion dollars per year in gross operating margin. From 2005 until January 2014, Ms. Argo held positions in the NGL and Natural Gas Processing businesses for Enterprise, where her responsibilities included the commercial and financial management of four joint venture companies. Ms. Argo has 18 years of experience in the energy industry. Prior to joining Enterprise, Ms. Argo worked for San Diego Gas and Electric Company in San Diego, California from 2001-2004, and PG&E Gas Transmission, a subsidiary of PG&E Corporation, in Houston, Texas, from 1997-2000.

Ms. Hymel, age 49, previously served as Controller and principal accounting officer of the Partnership’s general partner since March 2011. She has also served as Controller of Oiltanking Holding Americas, Inc. (“OTA”) since January 2001. Mrs. Hymel joined OTA in April of 1995 as the Controller for Oiltanking Houston L.P. Since that time, she has served as Corporate Secretary and Treasurer for various OTA and Partnership entities. Prior to joining OTA, she worked at BDO USA, LLP from January 1988 to April 1995 as an audit manager. Mrs. Hymel is a Certified Public Accountant (CPA).

On October 6, 2014, the Partnership issued a press release announcing the management changes described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 8.01. Other Events.

During its Inaugural Analyst Day presentation on June 24, 2014, the Partnership indicated that it was evaluating the purchase of a marine and storage terminal in Texas City, Texas owned by an affiliate of OTA, which would potentially be completed in late 2014 or early 2015. In a press release on October 1, 2014, OTA announced that it would retain its ownership and operation of its terminal in Texas City, Texas; therefore, the Partnership is no longer evaluating the purchase of this asset.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release, dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.

By:	OTLP GP, LLC, its general partner

Dated: October 7, 2014

By:	/s/ Laurie H. Argo
Name:	Laurie H. Argo
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press Release, dated October 6, 2014.